Exhibit 99.2

FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO
AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Forbearance Agreement and Third Amendment to Amended and Restated Securities Purchase Agreement (this “Agreement”) is made and entered into as of March 31, 2009, by and among QSGI Inc. (“Parent”), QualTech International Corporation (“International”), QualTech Services Group, Inc. (“Services”), QSGI-DPV Inc. (“DPV”),  QSGI-CCSI, INC. (“QSGI-CCSI”), Contemporary Computer Services, Inc. (“CCSI”) (each of the foregoing companies, together with Parent, a “Company” and collectively, the “Companies”), Victory Park Credit Opportunities Master Fund, Ltd. (the “Lender”) and Victory Park Management, LLC, as administrative agent and collateral agent for the Lender (the “Agent”).

WHEREAS:

A.           The Companies, the Lender and the Agent are parties to that certain Amended and Restated Securities Purchase Agreement, dated as of July 10, 2008 (as amended or modified by that certain letter agreement, dated August 4, 2008, that certain first amendment, dated November 12, 2008, that certain second amendment dated February 25, 2009, and as may be further amended, modified, supplemented or restated from time to time, the “Amended SPA”), pursuant to which the Lender agreed to purchase up to $10,000,000 of senior secured notes of the Companies on the terms and subject to the conditions set forth in the Amended SPA.

B.           The transactions contemplated by the Amended SPA are evidenced, governed and secured by, among other things:  (i) the Amended SPA; (ii) the Senior Secured Revolving Note, dated July 10, 2008, in the stated principal amount of $7,500,000 issued by the Companies to the Lender (the “Revolving Note”); (iii) the Security Agreement; (iv) the Registration Rights Agreement; (v) the Trademark Security Agreement; (vi) the Subordination Agreement executed by John R. Riconda; (vii) certain UCC financing statements; and (viii) the Senior Secured Term Note, dated November 17, 2008, in the stated principal amount of $750,000 issued by the Companies to the Lender (the “Term Note”).

C.           As of the date of this Agreement, certain Events of Default have occurred and are continuing to occur under the Transaction Documents, including, without limitation, the Events of Default set forth on Exhibit A attached hereto (the “Acknowledged Events of Default”).

D.           As a result of the Events of Default, the Lender and the Agent may exercise any and all of their respective rights and remedies under the Transaction Documents and applicable law.

E.           The Companies have requested that the Lender and the Agent (i) agree to forbear from exercising certain of their rights and remedies against the Companies with respect to the Acknowledged Events of Default during the Forbearance Period (as defined below), (ii) amend the Amended SPA, the Revolving Note and the Term Note, and (iii) advance additional funds in an amount equal to $850,000 (the “Additional Borrowing”) to the Companies.

F.           Subject to the terms and conditions set forth herein, the Lender and the Agent have agreed to (i) forbear from exercising certain of their default-related rights and remedies against the Companies during the Forbearance Period, (ii) amend the Amended SPA, the Revolving Note and the Term Note as set forth in Sections 4 and 5 herein, and (iii) advance the Additional Borrowing to the Companies.

G.           Contemporaneously with the execution of this Agreement, the Lender, the Agent and the Companies are executing that certain Side Letter, dated as of even date herewith, with respect to Customer 1 (the “Side Letter”).

H.           This Agreement constitutes one of the Transaction Documents (as defined in the Amended SPA).

I.           The obligations owed by the Companies to the Lender and the Agent under this Agreement (as well as the other Transaction Documents) are secured pursuant to the Security Agreement and the other Security Documents, and by the collateral and security interests described therein, and reference is made thereto for a statement of terms and provisions of such collateral security, a description of Collateral and the rights of the Agent and the Lender in respect thereof.  The Lender and the Agent each constitute one of the “Secured Parties” under the Security Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Recitals.  The recitals set forth above constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement, and describing the circumstances surrounding this execution.  Accordingly, such recitals are, by express reference, hereby acknowledged and agreed among the parties and made a part of this Agreement, and this Agreement shall be construed in the light thereof.

2.           Additional Definitions.  As used herein, the following terms shall have the respective meanings set forth below:

(a)           “Claims” means claims, actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or any other claims whatsoever (including, without limitation, cross-claims, counterclaims, rights of set-off and recoupment).

(b)           “Customer 1” shall have the meaning ascribed to it in the Side Letter.

(c)           “Forbearance Default” means (i) the occurrence of any Event of Default other than the Acknowledged Events of Defaults; (ii) the failure of any Company to timely comply with any term, condition or covenant set forth in this Agreement; (iii) the failure of any representation or warranty made by any Company under or in connection with this Agreement to be true and complete as of the date when made, or any other breach of any such representation or warranty; or (iv) any occurrence, event or change in facts or circumstances occurring on or after the Forbearance Effective Date that would have a Material Adverse Effect on any Company or its financial condition, business, prospects or assets.  The parties hereby agree that, notwithstanding any provision in the Transaction Documents, there shall be no cure period for any Forbearance Default.

(d)           “Forbearance Effective Date” means the date on which all of the conditions precedent set forth in Section 25 hereof have been met (or waived) as determined by the Agent in its sole discretion.

(e)           “Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the earlier to occur of (i) the termination of the Forbearance Period as a result of any Forbearance Default or (ii) May 29, 2009.

(f)           “Releasees” means the Lender, the Agent and their respective affiliates, affiliated and/or managed funds, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing in their capacities as such.

(g)           “Releasors” means each Company and its respective agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns.

Unless otherwise defined above or elsewhere in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Amended SPA.

3.           Confirmation of Obligations and Acknowledged Events of Default.

(a)           Each Company acknowledges and agrees that, as of the date of this Agreement, the aggregate principal balance of the outstanding obligations under the Transaction Documents is not less than $6,089,370, and that the respective principal balances of the Revolving Note and the Term Note as of the date of this Agreement are not less than the following:

Revolving Note:	$5,339,370
Term Note:	$750,000
Total:	$6,089,370

The foregoing amounts do not include interest, fees, expenses or other amounts that are chargeable or otherwise reimbursable under the Transaction Documents. All of the obligations, including those set forth above, are valid and outstanding, and the Companies have no rights of offset, defenses, claims or counterclaims with respect to any of the obligations under the Transaction Documents.

(b)           Each Company acknowledges and agrees that, except for the Acknowledged Events of Default set forth on Exhibit A, no other Events of Default have occurred or are continuing to occur as of the date of this Agreement, or are expected to occur during the Forbearance Period.

4.           Amendments to the Amended SPA.  Effective as of the Forbearance Effective Date, the Amended SPA shall be amended as follows.  For the avoidance of doubt, the Amended SPA shall remain amended as set forth in this Section 4 after the Forbearance Period expires or terminates.

(a)           Amendments to Article I of the Amended SPA.

(i)           A new definition, “Base Rate” is hereby added, and shall be defined as follows:

“Base Rate” means, as of any date, the greatest of (a) the Prime Rate, (b) the Three-Month LIBOR Rate, (c) the Six-Month LIBOR Rate and (d) the applicable treasury rate.

(ii)           A new definition, “NOLV” is hereby added, and shall be defined as follows:

“NOLV” means the appraised orderly liquidation value as determined by an appraiser acceptable to the Agent, net of the estimated costs and expenses associated with such liquidation.

(iii)           A new definition, “Six-Month LIBOR Rate” is hereby added, and shall be defined as follows:

“Six-Month LIBOR Rate” means a rate of interest determined by the Agent on a daily basis equal to:

(a) the offered rate on such date for deposits in United States Dollars for the six-month period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such day (unless such day is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rate shall cease to be available from Reuters Screen LIBOR01 Page, the Six-Month LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Agent and Parent.

(iv)           A new definition, “Three-Month LIBOR Rate” is hereby added, and shall be defined as follows:

“Three-Month LIBOR Rate” means a rate of interest determined by the Agent on a daily basis equal to:

(a) the offered rate on such date for deposits in United States Dollars for the three-month period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on such day (unless such day is not a Business Day, in which event the next succeeding Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rate shall cease to be available from Reuters Screen LIBOR01 Page, the Three-Month LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Agent and Parent.

(v)           The definition of “Borrowing Base” is hereby deleted in its entirety and replaced with the following:

“Borrowing Base” means as of any measurement date, an amount determined by the Agent, by reference to the most recent Borrowing Base Certificate, which is equal to the sum of (a) Eligible Accounts Receivable, plus (b) the lesser of (i) Eligible Pre-Billed Receivables and (ii) $500,000, plus (c) (i) Eligible Inventory (subject to in the case of clauses (a), (b) and (c) to confirmatory diligence by the Agent), less (ii) reserves and allowances as the Agent deems proper or necessary in its Permitted Discretion (which shall include, without limitation, the greater of (x) a reserve in the amount of fifteen percent (15%) of the value of all Inventory and (y) the Companies’ allowance for excess and obsolescence).

(vi)           The definition of “Eligible Accounts Receivable” is hereby deleted in its entirety and replaced with the following:

“Eligible Accounts Receivable” means, except for any Accounts with Customer 1, eighty-five percent (85%) of the net amount of all Accounts of each Company, other than Ineligible Accounts Receivable.  With respect to any Accounts with Customer 1, “Eligible Accounts Receivable” shall also include the lesser of (a) ninety percent (90%) of the net amount of such Accounts, other than Ineligible Accounts Receivable with respect to Customer 1 and (b) $1,750,000; provided that the Companies shall first (y) establish a new lockbox solely for Customer 1 into which payments received from Customer 1 will be deposited and the funds of which shall be used solely to purchase equipment that shall be sold to Customer 1, and (z) use their best efforts to secure a definitive written agreement from Customer 1 (in form and substance reasonably satisfactory to the Agent in its sole discretion) to (i) pay all outstanding invoices in U.S. dollars via wire transfer and (ii) never carry an outstanding invoice balance more than $1,500,000.

(vii)           The definition of “Eligible Inventory” is hereby deleted in its entirety and replaced with the following:

“Eligible Inventory” means the lesser of (a) sixty percent (60%) of the lesser of (i) cost (determined on a first in first out basis) or (ii) market value of each Company’s Inventory, other than Ineligible Inventory (each of (i) and (ii) shall be determined in accordance with GAAP and subject to reserves determined by the Lender and the Agent in their sole discretion); and (b) (i) seventy percent (70%) of the most recent NOLV for Parent, International and Services plus (ii) sixty percent (60%) of the lesser of (x) cost (determined on a first in first out basis) or (y) market value of each Company’s Inventory, other than Ineligible Inventory of CCSI (each of (x) and (y) shall be determined in accordance with GAAP and subject to reserves determined by the Lender and the Agent in their sole discretion).

(viii)                      The definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means the earlier of (a) January 31, 2010 or (b) such earlier date as the unpaid principal balance of all outstanding Revolving Notes and Acquisition Notes becomes due and payable pursuant to the terms of this Agreement, such Notes and any other Transaction Document.

(b)           Amendment to Section 2.2(a).  Beginning on the Forbearance Effective Date, the Revolving Note and the Acquisition Note (as applicable) shall bear interest on the unpaid principal amount thereof through the date such Note is paid in full (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) at a rate per annum equal to the greater of (i) the Base Rate plus twelve and one-half percent (12.5%) or (ii) fifteen percent (15%).  Interest on the Revolving Note and the Acquisition Note (as applicable) shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable in arrears for each calendar month on the first day of the succeeding calendar month.  “Base Rate” shall have the same meaning set forth in Section 4(a)(i) hereof.  Notwithstanding the foregoing, interest under the Revolving Note for the period from March 5, 2009 through and including April 30, 2009 shall be due and payable on May 1, 2009.

(c)           Amendment to Section 2.2(c).  Section 2.2(c) of the Amended SPA is hereby deleted in its entirety and replaced with the following:

Default Rate.  Upon the occurrence of any Event of Default, the Revolving Notes and the Acquisition Notes shall bear interest on the unpaid principal amount thereof at a rate per annum equal to twenty-five percent (25%) (the “Default Rate”) from the occurrence of the Event of Default through and including the date such Event of Default is cured.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that Interest as calculated and unpaid at the Default Rate during the continuance of such Event of Default shall continue to be due to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(d)           Maintenance Fee.  On the Forbearance Effective Date, the monthly maintenance fee set forth in the Fee Letter shall be increased to $7,500 (the “Maintenance Fee”).

(e)           PIK Interest.  In addition to the interest set forth in Sections 2.2(b) and 2.2(c) of the Amended SPA (as amended and modified by this Agreement), on the Forbearance Effective Date, payment-in-kind interest on the Revolving Note and the Acquisition Note (if any) shall commence accruing at a rate equal to five percent (5%) per annum.  Such interest shall accrue monthly, and shall be capitalized and added to the outstanding principal of the Revolving Note or the Acquisition Note, as the case may be, in arrears for each calendar month on the first day of the succeeding calendar month during the period beginning on the Forbearance Effective Date and ending on, and including, the Maturity Date thereof.

(f)           Cash Disbursements.  Except for trade payables incurred in the ordinary course of business as set forth in the Cash Flow Forecasts (as defined below), no Company shall voluntarily pay, prepay, redeem, repurchase or make any other cash disbursements with respect to any principal of, or interest, dividends or other amounts owing with respect to, any junior indebtedness or equity (including preferred equity), unless and until all obligations under the Transaction Documents are paid in full in cash to the Lender and the Agent, as applicable.

(g)           Put Option.

(i)           Grant of Put Rights.

(A)           In consideration of, among other things, the Lender’s and the Agent’s execution and delivery of this Agreement and the Additional Borrowing, in the event the Companies have not satisfied in full all of their respective obligations under the Transaction Documents pursuant to the terms and conditions thereof (including, without limitation, the indefeasible payment in full in cash of all principal, interest, fees and any other amounts due under the Amended SPA, the Revolving Note and the Term Note) on or before the Maturity Date of the Revolving Note, the Lender shall have the full, unfettered and unrestricted right (collectively, the “Put Rights”), but not the obligation, by delivery of a written notice to the Parent (the “Put Notice”) at any time to cause the Parent to purchase, and the Parent shall purchase, up to that number of shares of Common Stock held by the Lender as set forth in the Put Notice (the “Put Securities”), at a price equal to $0.35 per share (the “Per Share Put Price”).

(B)           The number of Put Securities to be purchased by the Parent as set forth in the applicable Put Notice multiplied by the Per Share Put Price (as adjusted pursuant to Section 4(g)(i)(C) hereof) is hereinafter referred to as the “Aggregate Put Price”.  The Put Rights granted hereby may be exercised as to all or any portion of the shares of Common Stock held by the Lender.  The Put Rights may be exercised more than once.

(C)           In the event of changes in the outstanding Common Stock of the Parent by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, mergers or other similar events, the Per Share Put Price shall be correspondingly adjusted to give the Lender, upon exercise of the Put Rights granted hereunder, the same aggregate payment as the Lender would have been entitled to receive had such Put Rights been exercised immediately prior to such event.

(ii)           Purchase of Put Securities.

(A)           The closing of the purchase of the Put Securities by the Parent pursuant to Section 4(g)(i) hereof (the “Put Closing”) shall take place at the principal office of the Parent as soon as practicable but not later than five (5) days (the “Required Put Closing Date”) after a Put Notice has been given to the Parent.  At the Put Closing, the Parent shall deliver the payment for the Put Securities in cash in U.S. dollars by delivery to the Lender of the applicable Aggregate Put Price by wire transfer of immediately available funds to an account or accounts designated in writing by the Lender prior to the Put Closing.  If for any reason the Parent fails or is unable to deliver the required cash to the Lender in the full amount of the Aggregate Put Price on the Required Put Closing Date, then notwithstanding any other provisions of this Section 4(g), (a) the Lender shall thereupon be freely entitled to bring any suit, proceeding or any other action or to otherwise pursue any and all remedies to enforce the Parent’s obligations under this Section 4(g) or to recover damages for the breach of this Agreement by the Parent (including without limitation, an action for the Aggregate Put Price plus all accrued interest thereon, plus all costs and expenses, as set forth below), and (b) the Aggregate Put Price shall accrue interest at twenty-five percent (25%) per annum from and after the date of the Put Notice.  The Parent shall reimburse and pay over to the Lender the full amount of any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) relating to any such enforcement and/or recovery of damages.

(B)           Without limiting the terms of Section 4(g)(ii)(A) hereof, the Parent shall exercise its reasonable best efforts to procure all legally available funds, including funds obtained by amending and/or refinancing its agreements and indentures with financial institutions governing indebtedness for borrowed money, necessary to facilitate the payment of the full amount of the Aggregate Put Price in cash on the Required Put Closing Date.  The Parent shall not enter into any agreement after the date of this Agreement (including any amendment or restatement of any existing agreement) which would prohibit or restrict its ability to pay the full amount of the Aggregate Put Price in cash on the Required Put Closing Date.

(iii)           The provisions of this Section 4(g) shall inure to the benefit of the successors and permitted assigns of the Lender.  For the avoidance of doubt, (a) the obligations owed by the Companies to the Lender and the Agent under the provisions of this Section 4(g) shall be and hereby are secured pursuant to the Security Agreement and the other Security Documents and by the collateral and security interests described therein, and (b) the Lender and the Agent shall each constitute one of the “Secured Parties” under the Security Agreement.

5.           Amendment to the Term Note.  Effective as of the Forbearance Effective Date, the Term Note shall be amended as follows.  For the avoidance of doubt, the Term Note shall remain amended as set forth in this Section 5 after the Forbearance Period expires or terminates.

(a)           Additional Borrowing.

(i)           The Lender shall fund the Additional Borrowing directly into a blocked account established and maintained by the Agent (the “Blocked Account”) as follows: (A) $500,000 of the Additional Borrowing on the Forbearance Effective Date and (B) the remaining amounts available under the Additional Borrowing on the one (1) week anniversary of the Forbearance Effective Date (the “Second Funding”); provided that the Lender shall not be obligated to fund the Second Funding if there is any default under this Agreement or the other Transaction Documents or a Material Adverse Change.  The Blocked Account shall be subject to a deposit account control agreement in form and substance satisfactory to the Agent in its sole discretion necessary to provide the Lender and the Agent with a perfected, first-lien priority interest in such account and the cash deposited therein.  The Companies shall maintain the Blocked Account until all principal, interest and any other amounts owed under the Term Note have been indefeasibly paid in full in cash.

(ii)           The Companies shall utilize the Additional Borrowing for the sole purpose of purchasing equipment directly pursuant to purchase orders from Customer 1 and the payment of incidental costs and expenses associated therewith.  The Companies shall instruct Customer 1 to make all payments with respect to such purchase orders, resulting invoices therefrom and all other payments owing from Customer 1 to the Companies by wire transfer of immediately available funds into the Blocked Account.  In the event that the Companies receive any funds from Customer 1 outside of the Blocked Account by means of wire, check, cash or otherwise, the Companies shall take all actions necessary to immediately (and in no event later than one (1) Business Day after receipt of such funds) transfer and/or deposit such funds into the Blocked Account.  For the avoidance of doubt, the Companies’ failure to transfer and/or deposit such funds within one (1) Business Day of the Companies’ receipt of such funds shall constitute a Forbearance Default.

(b)           Principal.  The outstanding principal balance of the Term Note shall be increased by the amount of the Additional Borrowing to an amount equal to $1,600,000.

(c)           Maturity Date.  The Maturity Date set forth in the Term Note shall be extended to and including September 30, 2009.

(d)           Interest.  Beginning on the Forbearance Effective Date, the Term Note shall bear interest on the unpaid principal amount thereof through the date the Term Note is paid in full (whether upon final maturity, by redemption, prepayment, acceleration or otherwise) at a rate per annum equal to the greater of (i) the Base Rate plus fifteen percent (15%) or (ii) twenty percent (20%).  Interest on the Term Note shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable in arrears for each calendar month on the first day of the succeeding calendar month.  “Base Rate” shall have the same meaning set forth in Section 4(a)(i) hereof.  Notwithstanding the foregoing, interest under the Term Note for the period from March 5, 2009 through and including April 30, 2009 shall be due and payable on May 1, 2009.

(e)           Default Interest.  Upon the occurrence of any Event of Default, the Term Note shall bear interest on the unpaid principal amount thereof at a rate per annum equal to twenty-five percent (25%) from the occurrence of the Event of Default through and including the date such Event of Default is cured.  In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that interest as calculated and unpaid at the default rate during the continuance of such Event of Default shall continue to be due to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(f)           PIK Interest.  In addition to the interest set forth in Sections 5(d) and 5(e) hereof, on the Forbearance Effective Date, payment-in-kind interest on the Term Note shall commence accruing at a rate equal to five percent (5%) per annum.  Such interest shall accrue monthly, and shall be capitalized and added to the outstanding principal of the Term Note in arrears for each calendar month on the first day of the succeeding calendar month during the period beginning on the Forbearance Effective Date and ending on, and including, the Maturity Date of the Term Note.

(g)           Amortization.  Beginning on the first (1st) Business Day of the fourth (4th) week after the Forbearance Effective Date and continuing on the first (1st) Business Day of each successive week thereafter, the Companies shall indefeasibly pay in cash to the Lender an amount equal to $75,000 to be applied to the principal, interest, expenses and any other amounts owed under the Term Note.

6.           Forbearance Fee.  In consideration for, among other things, the Lender’s and the Agent’s execution and delivery of this Agreement, the Companies shall be obligated to pay to the Lender a fee in an amount equal to $100,000 (the “Forbearance Fee”), which amount shall be (a) fully earned upon the execution and delivery of this Agreement by the Lender and the Agent and (b) payable in four (4) equal monthly installments of $25,000 on October 31, 2009, November 30, 2009, December 31, 2009 and January 31, 2010; provided that payment of the Forbearance Fee in full in cash shall be accelerated and become immediately due and payable in the event the Companies redeem or prepay the Revolving Note in full or the obligations under the Revolving Note are accelerated for any reason pursuant to the terms of the Amended SPA.

7.           Documentation Fee.  Upon the execution and delivery of this Agreement, the Companies shall indefeasibly pay in full in cash a documentation fee in an amount equal to $10,000 to the Agent (the “Documentation Fee”).

8.           Forbearance; Forbearance Default Rights and Remedies.

(a)           Effective on the Forbearance Effective Date, each of the Lender and the Agent agrees that until the expiration or termination of the Forbearance Period, it will forbear from exercising its default-related rights and remedies against any Company or the Collateral solely with respect to the Acknowledged Events of Defaults, including acceleration and foreclosure; provided that (i) the Lender and the Agent shall have no obligation to make any further loans or other extensions of credit to any Company; (ii) each Company shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Transaction Documents during the continuance of any Event of Default; (iii) nothing herein shall restrict, impair or otherwise affect the Lender’s or the Agent’s rights and remedies under any agreements containing subordination provisions in favor of the Lender or the Agent (including, without limitation, any rights or remedies available to the Lender or the Agent as a result of the occurrence or continuation of any Acknowledged Event of Default) or amend or modify any provision thereof; and (iv) nothing herein shall restrict, impair or otherwise affect the Agent’s right to file, record, publish or deliver a notice of default or document of similar effect under any state foreclosure law upon the expiration or termination of the Forbearance Period. Any Forbearance Default shall constitute an immediate Event of Default under this Agreement and the Transaction Documents without the requirement of any demand, presentment, protest or notice of any kind to any Company (all of which each Company waives).

(b)           Upon the occurrence of a Forbearance Default or the expiration of the Forbearance Period, the agreement of the Lender and the Agent hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest or notice of any kind to any Company (all of which each Company waives).  Each Company agrees that the Lender and the Agent may at any time thereafter proceed to exercise any and all of their respective rights and remedies under the Transaction Documents or applicable law, including, without limitation, their respective rights and remedies with respect to the Acknowledged Events of Default. Without limiting the generality of the foregoing, upon the occurrence of a Forbearance Default or the expiration of the Forbearance Period, the Lender and the Agent may, in their sole discretion and without the requirement of any demand, presentment, protest or notice of any kind to any Company (all of which each Company waives):  (i) suspend or terminate any commitment to provide loans or other extensions of credit under any Transaction Document; (ii) commence any legal or other action to collect any or all of the obligations under the Transaction Documents from any Company; (iii) foreclose or otherwise realize on any or all of the Collateral; (iv) set off or apply to the payment of any or all of the obligations under the Transaction Documents any property belonging to any Company that is held by the Lender or the Agent; and (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any Transaction Document or applicable law, all of which rights and remedies are fully reserved by the Lender and the Agent.

(c)           Any agreement by the Lender and the Agent to extend the Forbearance Period or to waive a Forbearance Default must be set forth in writing and signed by a duly authorized signatory of each of the Lender and the Agent. The Lender and the Agent are not obligated to extend the Forbearance Period or waive a Forbearance Default, and may decide to do so (or not do so) in their sole discretion.  Each Company acknowledges that the Lender and the Agent have not made any assurances concerning any extension of the Forbearance Period or waiver of any Forbearance Default.

(d)           The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that the Lender or the Agent may be entitled to take or bring in order to enforce its rights and remedies against any Company is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

(e)           Each Company acknowledges and agrees that any loan or other financial accommodation which the Lender or the Agent makes on or after the Forbearance Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 10 hereof and the other covenants, agreements, representations and warranties of the Companies hereunder.

9.           Supplemental Terms, Conditions and Covenants.  The parties hereto agree to comply with the following terms, conditions and covenants, in each case notwithstanding any provision to the contrary set forth in any Transaction Document:

(a)           Cash Flow Forecasts.  Beginning on the Forbearance Effective Date and continuing on the first (1st) Business Day of each successive week thereafter, the Companies shall prepare and deliver to the Agent a 13-week cash flow forecast in form and substance reasonably satisfactory to the Agent in its sole discretion, which shall reflect the Companies’ good faith projection of all cash receipts and disbursements in connection with the operation of their businesses during the 13-week period beginning on the date of delivery of such cash flow forecast.

(b)           Cost-Cutting Initiatives.  As soon as practicable after the Forbearance Effective Date, but no later than April 30, 2009, the Companies shall prepare and deliver a business plan (with a level of completeness, clarity and detail that is reasonably satisfactory to the Agent in its sole discretion), detailing the Companies’ proposed plan for reducing their operating costs on a going-forward basis.  Without limiting the foregoing, until all principal, interests, fees and any other amounts outstanding under the Amended SPA, the Revolving Note and the Term Note are paid in full in cash (whether upon final maturity, by redemption, prepayment, acceleration or otherwise), (i) no non-executive employee shall earn cash compensation (base, commission or otherwise) of more than $12,500 per month and (ii) no executive employee shall earn cash compensation (base, commission or otherwise) of more than $17,500 per month; provided that, until a new chief financial officer is retained pursuant to Section 9(d) hereof, the current chief financial officer shall not earn cash compensation (base, commission or otherwise) of more than $10,000 per month.

(c)           Additional Financial Information.  The Companies shall deliver to the Agent such additional documents, financial information, reports, cash flows and/or budgets (each with a level of completeness, clarity and detail that is reasonably satisfactory to the Agent in its sole discretion) as the Agent shall reasonably request.

(d)           Interim CFO.  As soon as practicable after the Forbearance Effective Date, but no later than April 30, 2009, the Companies shall commence a search for and retain a new chief financial officer reasonably acceptable to the Agent in its sole discretion on an interim basis and on terms and conditions reasonably satisfactory to the Agent in its sole discretion.

(e)           Sale of Slow Moving Inventory.  As soon as practicable after the Forbearance Effective Date, but no later than April 30, 2009, the Companies shall (i) request bids from at least three (3) companies reasonably satisfactory to the Agent in its sole discretion with respect to the sale(s) of the Companies’ slow moving inventory, and (ii) use commercially reasonable efforts to sell the Companies’ slow moving inventory on terms and conditions reasonably satisfactory to the Agent in its sole discretion.  Immediately upon the sale of any of the Companies’ slow moving inventory, the Companies shall use one hundred percent (100%) of any cash proceeds received by the Companies, net of any reasonable expenses incurred, in connection therewith to prepay the outstanding principal amount of the Revolving Note and, to the extent the Revolving Note is paid in full in cash, to prepay the outstanding principal amount of the Term Note.

(f)           Accounts Receivable Insurance. As soon as practicable after the Forbearance Effective Date, but no later than April 30, 2009, the Companies shall obtain (and thereafter maintain) accounts receivable insurance with respect to all of their accounts on terms and conditions reasonably satisfactory to the Agent in its sole discretion.

(g)           Compliance with Transaction Documents.  Each Company shall comply with all terms and conditions of this Agreement and the other Transaction Documents, except as such Transaction Documents may be modified by this Agreement.

(h)           Third-Party Consultants.  On or before April 15, 2009, the Companies shall discontinue and terminate its engagements with their current third-party consultants and replace such third-party consultants with a chief restructuring officer and a certified public accountant reasonably acceptable to the Agent in its sole discretion on terms and conditions reasonably acceptable to the Agent in its sole discretion.

(i)           Affiliate Transactions.  The Companies shall substantiate the arm’s length nature of any transaction that it seeks to consummate with any of its Affiliates to the reasonable satisfaction of the Agent in its sole discretion.

10.           General Release; Indemnity.

(a)           IN  CONSIDERATION OF, AMONG OTHER THINGS, THE LENDER AND THE AGENT’S EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE RELEASORS HEREBY FOREVER AGREES AND COVENANTS NOT TO SUE OR PROSECUTE AGAINST ANY RELEASEE AND HEREBY FOREVER WAIVES, RELEASES AND DISCHARGES, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH RELEASEE FROM ANY AND ALL CLAIMS THAT SUCH RELEASOR NOW HAS OR HEREAFTER MAY HAVE, OF WHATSOEVER NATURE AND KIND, WHETHER KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER ARISING AT LAW OR IN EQUITY, AGAINST THE RELEASEES, BASED IN WHOLE OR IN PART ON FACTS, WHETHER OR NOT NOW KNOWN, EXISTING ON OR BEFORE THE FORBEARANCE EFFECTIVE DATE, THAT RELATE TO, ARISE OUT OF OR OTHERWISE ARE IN CONNECTION WITH: (I) ANY OR ALL OF THE TRANSACTION DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTIONS OR OMISSIONS IN CONNECTION THEREWITH; OR (II) ANY ASPECT OF THE DEALINGS OR RELATIONSHIPS BETWEEN OR AMONG THE COMPANIES, ON THE ONE HAND, AND THE LENDER AND/OR THE AGENT, ON THE OTHER HAND, RELATING TO ANY OR ALL OF THE DOCUMENTS, TRANSACTIONS, ACTIONS OR OMISSIONS REFERENCED IN CLAUSE (I) HEREOF.  THE EXECUTION OF THIS AGREEMENT BY EACH COMPANY SHALL CONSTITUTE A RATIFICATION, ADOPTION, AND CONFIRMATION BY SUCH PARTY OF THE FOREGOING GENERAL RELEASE OF ALL CLAIMS AGAINST THE RELEASEES WHICH ARE BASED IN WHOLE OR IN PART ON FACTS, WHETHER OR NOT NOW KNOWN OR UNKNOWN, EXISTING ON OR PRIOR TO THE EXECUTION OF THIS AGREEMENT.  IN ENTERING INTO THIS AGREEMENT, EACH COMPANY CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY HEREOF.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, ANY TRANSACTION DOCUMENT, AND PAYMENT IN FULL OF THE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS.

(b)           EACH COMPANY HEREBY AGREES THAT IT SHALL BE JOINTLY AND SEVERALLY OBLIGATED TO INDEMNIFY AND HOLD THE RELEASEES HARMLESS WITH RESPECT TO ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER INCURRED BY THE RELEASEES, OR ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, AS A RESULT OF OR ARISING FROM OR RELATING TO ANY PROCEEDING BY, OR ON BEHALF OF ANY PERSON, INCLUDING, WITHOUT LIMITATION, THE RESPECTIVE OFFICERS, DIRECTORS, AGENTS, TRUSTEES, CREDITORS, PARTNERS OR SHAREHOLDERS OF ANY COMPANY, OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, WHETHER THREATENED OR INITIATED, IN RESPECT OF ANY CLAIM FOR LEGAL OR EQUITABLE REMEDY UNDER ANY STATUTE, REGULATION OR COMMON LAW PRINCIPLE ARISING FROM OR IN CONNECTION WITH THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION AND ENFORCEMENT OF THE TRANSACTION DOCUMENTS, THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; PROVIDED, THAT NO COMPANY SHALL HAVE ANY OBLIGATION TO INDEMNIFY OR HOLD HARMLESS ANY RELEASEE HEREUNDER WITH RESPECT TO LIABILITIES TO THE EXTENT THEY RESULT FROM THE WILLFUL MISCONDUCT OF THAT RELEASEE AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH COMPANY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION THEREOF WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE FOREGOING INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, ANY TRANSACTION DOCUMENT, AND THE PAYMENT IN FULL OF THE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS.

(c)           EACH COMPANY, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, AND OTHER LEGAL REPRESENTATIVES, HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY, COVENANTS AND AGREES WITH AND IN FAVOR OF EACH RELEASEE THAT IT WILL NOT SUE (AT LAW, IN EQUITY, IN ANY REGULATORY PROCEEDING OR OTHERWISE) ANY RELEASEE ON THE BASIS OF ANY CLAIM RELEASED, REMISED AND DISCHARGED BY ANY COMPANY PURSUANT TO SECTION 10 HEREOF.  IF ANY COMPANY OR ANY OF ITS SUCCESSORS, ASSIGNS OR OTHER LEGAL REPRESENTATIVES VIOLATES THE FOREGOING COVENANT, EACH COMPANY, FOR ITSELF AND ITS SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES, AGREES TO PAY, IN ADDITION TO SUCH OTHER DAMAGES AS ANY RELEASEE MAY SUSTAIN AS A RESULT OF SUCH VIOLATION, ALL ATTORNEYS’ FEES AND COSTS INCURRED BY ANY RELEASEE AS A RESULT OF SUCH VIOLATION.

11.           Representations and Warranties of the Companies.  To induce the Lender and the Agent to execute and deliver this Agreement, each Company represents, warrants and covenants that:

(a)           The execution, delivery and performance by each Company of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by all necessary corporate action required on its part, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Company enforceable against such Company in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)           Except with respect to the Acknowledged Events of Default, each of the representations and warranties set forth in the Transaction Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Transaction Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof.

(c)           Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any Company’s corporate charter, bylaws, operating agreement or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) any mortgage, deed of trust, lease, agreement or other instrument to which any Company is a party, or by which any Company or its property is bound.

(d)           As of the date of this Agreement, except for the Acknowledged Events of Default, no Event of Default has occurred or is continuing under this Agreement or any other Transaction Document.

(e)           The Agent’s and the Lender’s security interests in the Collateral continue to be valid, binding and enforceable first-priority security interests which secure the obligations under the Transaction Documents and no tax or judgment liens are currently on record against any Company.

(f)            Except with respect to the Acknowledged Events of Default, any misrepresentation of a Company, or any failure of a Company to comply with the covenants, conditions and agreements contained in any agreement, document or instrument executed or delivered by any Company with, to or in favor of any Company shall constitute a Forbearance Default hereunder and an immediate Event of Default under the Amended SPA.

(g)           The recitals in this Agreement are true and correct.

12.           Ratification of Liability.  Each Company, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacity in which such party grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, under the Transaction Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each Transaction Document to which such party is a party, and each such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Transaction Documents to which it is a party as security for the obligations under or with respect to the Amended SPA, the Revolving Note and the Term Note, and confirms and agrees that such liens and security interests hereafter secure all of the obligations under the Transaction Documents, including, without limitation, all additional obligations hereafter arising or incurred pursuant to or in connection with this Agreement or any Transaction Document.  Each Company further agrees and reaffirms that the Transaction Documents to which it is a party now apply to all obligations as modified hereby (including, without limitation, all additional obligations hereafter arising or incurred pursuant to or in connection with this Agreement or any Transaction Document).  Each such party (a) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed or delivered in connection herewith, (b) consents to the terms and conditions of same, and (c) agrees and acknowledges that each of the Transaction Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed.  Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Lender or the Agent, nor constitute a waiver of any provision of any of the Transaction Documents nor constitute a novation of any of the obligations under the Transaction Documents.

13.           Reference to and Effect Upon the Transaction Documents.

(a)           Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Transaction Documents, and all rights of the Lender and the Agent and all of the obligations under the Transaction Documents, shall remain in full force and effect.  Each Company hereby confirms that the Transaction Documents are in full force and effect, and that no Company has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any Transaction Document or the Companies’ obligations thereunder.

(b)           Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement and any consents or waivers set forth herein shall not directly or indirectly: (i) create any obligation to make any further loans or to continue to defer any enforcement action after the occurrence of any Event of Default (including, without limitation, any Forbearance Default); (ii) constitute a consent or waiver of any past, present or future violations of any provisions of this Agreement and the Transaction Documents; (iii) amend, modify or operate as a waiver of any provision of any Transaction Document or any right, power or remedy of the Lender or the Agent; (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction; or (v) constitute a course of dealing or other basis for altering any obligations under the Transaction Documents or any other contract or instrument.  Except as expressly set forth herein, the Lender and the Agent reserve all of their rights, powers, and remedies under the Transaction Documents and applicable law. All of the provisions of the Transaction Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived previously, are hereby reinstated.

(c)           From and after the Forbearance Effective Date, (i) the term “Agreement” in the Amended SPA, and all references to the Amended SPA in any Transaction Document shall mean the Amended SPA, as amended by this Agreement, and (ii) the term “Transaction Documents” defined in the Amended SPA shall include, without limitation, this Agreement and any agreements, instruments and other documents executed or delivered in connection herewith.

(d)           Neither the Lender nor the Agent has waived, is by this Agreement waiving, or has any intention of waiving (regardless of any delay in exercising such rights and remedies), any Event of Default or Forbearance Default which may be continuing on the date hereof or any Event of Default or Forbearance Default which may occur after the date hereof (whether the same or similar to the Acknowledged Events of Defaults or otherwise).  Neither the Lender nor the Agent has agreed to forbear with respect to any of its rights or remedies concerning any Event of Default or Forbearance Default (other than, during the Forbearance Period, the Acknowledged Events of Default solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof, or which may occur after the date hereof.

(e)           Each Company agrees and acknowledges that the Lender’s and the Agent’s agreement to forbear from exercising certain of their default-related rights and remedies with respect to the Acknowledged Events of Default during the Forbearance Period does not in any manner whatsoever limit the Lender’s or the Agent’s right to insist upon strict compliance by the Companies with this Agreement or any Transaction Document during the Forbearance Period, except as expressly set forth herein.

(f)           This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Transaction Documents.

14.           Costs and Expenses.  In addition to, and not in lieu of, the terms of the Transaction Documents relating to the reimbursement of the Lender’s and the Agent’s fees and expenses, the Companies shall reimburse the Lender and the Agent, as the case may be, promptly on demand for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel and other expenses incurred in connection with this Agreement and any other agreements and documents executed or delivered in connection with this Agreement.

15.           Governing Law; Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Signatures of the parties hereto transmitted by facsimile or by electronic media or similar means shall be deemed to be their original signature for all purposes.

18.           Agent and Lender are Creditors Only.  Neither for purposes of this Agreement nor otherwise has either the Lender or the Agent agreed or consented to be an agent, principal, participant, joint venturer, partner, instrumentality or alter ego of any of the Companies.  Neither the Lender nor the Agent is, or shall be deemed to be, in control of any of the Companies, its respective operations or properties, nor is the Lender or the Agent acting as a “responsible person” with respect to the operation and management of any of the Companies or its respective properties.

19.           Severability.  The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; provided that if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

20.           Time of Essence.  Time is of the essence in the performance of each of the obligations of the Companies hereunder and with respect to all conditions to be satisfied by such parties.

21.           No Other Creditor Action.  The Lender’s and the Agent’s agreement to forbear hereunder are expressly conditioned upon all other creditors of the Companies (including, without limitation, trade creditors and subordinated secured and unsecured creditors) having a valid claim in excess of $100,000 refraining from taking any action against any Company or the Collateral (including, without limitation, acceleration of indebtedness) during the Forbearance Period to collect its claim.  In the event that any such creditor takes any such action, all of the Lender’s and the Agent’s obligations hereunder shall, at the option of the Agent, terminate without further notice or demand, and Sections 8(b) through 8(d) of this Agreement shall apply.

22.           Further Assurances.  The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

23.           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

24.           Notices.  All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Amended SPA.

25.           Effectiveness.  This Agreement shall become effective on the Forbearance Effective Date, provided that all of the following conditions precedent have been met (or waived) as determined by the Agent in its sole discretion:

(a)           The Agent shall have received duly executed signature pages for this Agreement signed by the Agent, the Lender, and all Companies. Each Company hereby represents that it has received all necessary internal consents to enter into this Agreement.

(b)           The representations and warranties contained herein shall be true and correct, and no Forbearance Default, Event of Default or event which with notice, the passage of time or both would constitute a Forbearance Default or an Event of Default (other than the Acknowledged Events of Default) shall exist on the date hereof.

(c)           The Agent shall have received the deposit account control agreement with respect to the Blocked Account, duly executed by the applicable Companies and bank (as the Agent may request) and in form and substance reasonably satisfactory to the Agent in its sole discretion.

(d)           The Lender shall have received payment in full in cash of the Documentation Fee.

(e)           The Agent shall have received payment in full in cash of the Maintenance Fee for April 2009.

26.           Waivers by the Companies.  EACH COMPANY HEREBY WAIVES (A) IF THIS AGREEMENT IS FOUND NOT TO BE SUBJECT TO ARBITRATION, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY TRANSACTION DOCUMENTS, THE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS OR THE COLLATERAL; (B) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE LENDER OR THE AGENT ON WHICH ANY COMPANY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE LENDER OR THE AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER OR THE AGENT TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (D) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (E) ANY RIGHT ANY COMPANY MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS TO REQUIRE THE LENDER OR THE AGENT TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF ANY COMPANY UNTIL TERMINATION OF THE AMENDED SPA IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY THE COMPANIES, AND BY ANY PERSON WHO PROVIDES FUNDS TO THE COMPANIES WHICH ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS, OF AN AGREEMENT INDEMNIFYING THE LENDER AND THE AGENT FROM ANY LOSS OR DAMAGE ANY SUCH PARTY MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY SUCH PARTY FROM THE COMPANIES, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 10 OF THIS AGREEMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (F) NOTICE OF ACCEPTANCE HEREOF, AND THE COMPANIES EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE AGENT’S AND LENDER’S ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH THE COMPANIES.  EACH OF THE COMPANIES WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

27.           Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each of the Companies, the Lender, the Agent and their respective successors and assigns; provided that no Company shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Agent in its sole discretion. No Person other than the parties hereto (and in the case of Section 10 hereof, the Releasees) shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 10 hereof) are hereby expressly disclaimed.

28.           Final Agreement. This Agreement sets forth in full the terms of agreement between the parties hereto with respect to the forbearance and the amendment to the Amended SPA and the Term Note specified herein, and is intended to be the full, complete, and exclusive contract governing those matters, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto.  No term of this Agreement may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought.  Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  The Lender’s or the Agent’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto that are inconsistent with the terms of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

COMPANIES:

QSGI INC.

By:
Name:
Title:

QUALTECH INTERNATIONAL CORPORATION

By:
Name:
Title:

QUALTECH SERVICES GROUP, INC.

By:
Name:
Title:

QSGI-DPV INC.

By:
Name:
Title:

QSGI-CCSI, INC.

By:
Name:
Title:

CONTEMPORARY COMPUTER SERVICES, INC.

By:
Name:
Title:

AGENT:

VICTORY PARK MANAGEMENT, LLC

By:
Name:	Matthew Ray
Title:	Manager

LENDER:

VICTORY PARK CREDIT OPPORTUNITIES MASTER FUND, LTD.

By: Victory Park Capital Advisors, LLC
Its: Investment Manager

By:
Name: Scott R. Zemnick
Title: General Counsel

EXHIBIT A

Acknowledged Events of Default

1.	Event of Default under Section 10.1(a) of the Amended SPA arising from the Companies’ failure to pay the Availability Payment pursuant to Section 2.3(b)(ii) of the Amended SPA.

2.	Event of Default under Section 10.1(a) of the Amended SPA arising from the Companies’ failure to pay the amount of any Overadvance pursuant to Section 2.3(b)(iv) of the Amended SPA.

3.
Event of Default under Section 10.1(t) of the Amended SPA arising from the resignations of R. Keith Elliot and Seth A. Grossman from the board of directors on February 27, 2009 and March 7, 2009, respectively.

4.
Event of Default under Section 10.3 of the Amended SPA arising from the Companies’ hiring of third-party consultants, The CEO Advantage Group and Great Northern Capital, without the Agent’s or the Lender’s request or consent.

5.	Breach of Section 8.3(c) of the Amended SPA arising from the Companies’ failure to provide the Agent or the Lender with a notice of default.